Unless this certificate is presented by an authorized representative of the Depository Trust Company, a New York corporation (“DTC”), to issuer or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

CUSIP No. 29358BAA0

$190,000,000.00

UNITED STATES GOVERNMENT GUARANTEED

SHIP FINANCING BOND, 7500 SERIES

6.36% Sinking Fund Bond due December 1, 2015

Issued by

ENSCO OFFSHORE COMPANY

        Principal and interest guaranteed under Title XI of the Merchant Marine Act, 1936, as amended.

        ENSCO OFFSHORE COMPANY (herein called the “Shipowner”), a Delaware corporation, FOR VALUE RECEIVED, promises to pay to CEDE & CO. or its registered assigns at the corporate trust office of Bankers Trust Company, a New York banking corporation, in its capacity as Indenture Trustee, at Four Albany Street, New York, New York 10006, or at such other address of the Indenture Trustee or any Paying Agent as the Indenture Trustee may direct from time to time in writing, the principal sum of ONE HUNDRED NINETY MILLION AND NO/100 DOLLARS ($190,000,000.00) on the earlier of June 30, 2017, or the fifteenth anniversary of the Delivery Date and to pay interest, semiannually on June 1 and December 1 of each year, commencing on the date which is the earlier of (A) six months after the delivery of the Vessel and (B) June 30, 2002 on the unpaid principal amount of this Bond at the rate of 6.36% per annum (calculated on the basis of a 360-day year of twelve (12) thirty (30) day months), until payment of said principal sum has been made or duly provided for, and at the same rate per annum on any overdue principal.

        The principal of and the interest on this Bond, as well as any premium payment with respect to this Bond in the case of certain redemptions hereof prior to maturity, are payable in immediately available funds to the registered Holder hereof at the Corporate Trust Office of the Indenture Trustee (as defined below) in any coin or currency of the United States of America which at the time of payment is legal tender for the payment of public and private debts therein and provided further, that the Shipowner and the registered owner hereof may enter into other arrangements as to payment in accordance with the Special Provisions of the Indenture.

        This Bond is one of an issue of bonds of the Shipowner of up to One Hundred Ninety Million Dollars ($190,000,000) aggregate principal amount of Bonds, designated as its "United States Government Guaranteed Ship Financing Bonds, 7500 Series", all issued under a Trust Indenture dated December 15, 1999 (said Trust Indenture, as the same may be amended, modified or supplemented from time to time as permitted thereunder, herein called the "Indenture"), among the Shipowner and Bankers Trust Company, a New York banking corporation in the United States, as Indenture Trustee (said Indenture Trustee, and its successor as defined in the Indenture, herein called the "Indenture Trustee") to aid in financing the cost of the construction by the Shipowner of the Vessel (as defined in the Indenture). Reference is hereby made to the Indenture for a definition of certain terms used herein and a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Shipowner and the Indenture Trustee and the rights and limitations of rights of the Holders of the Bonds, including this Bond.

        In accordance with the terms of an Authorization Agreement dated as December 15, 1999 (herein the “Authorization Agreement”), between the United States of America, represented by the Secretary of Transportation, acting by and through the Maritime Administrator (herein called the “Secretary”) and the Indenture Trustee and by endorsement of the guarantee of the United States of America (herein collectively called the “Guarantees”) on each of the Bonds and the authentication and delivery of the Guarantees by the Indenture Trustee, all pursuant to Title XI of the Merchant Marine Act, 1936, as amended and in effect on this date(herein called the “Act”), the Bonds are guaranteed by the United States of America as provided in the Authorization Agreement and in the Guarantees endorsed thereon. Reference is hereby made to the Authorization Agreement for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Secretary and the Indenture Trustee and the rights and limitations of rights of the Holders of the Bonds.

        Section 1103(d) of Title XI of the Act provides that:

“The full faith and credit of the United States is pledged to the payment of all guarantees made under this title with respect to both principal and interest, including interest, as may be provided for in the guarantee, accruing between the date of default under a guaranteed obligation and the payment in full of the guarantee.”

        If an Indenture Default shall have occurred and be continuing, the Indenture Trustee, as provided in the Indenture, shall promptly, but not later than sixty (60) days from the date of such Indenture Default, demand payment by the Secretary of the Guarantees, whereupon the entire unpaid principal amount of the Outstanding Bonds and all unpaid interest thereon shall become due and payable in United States currency on the first to occur of the date which is thirty (30) days from the date of such demand or the date on which the Secretary pays the Guarantees. If no demand for payment of the Guarantees shall have been made by the Indenture Trustee on or before the 30th day following an Indenture Default, the Holder of any Outstanding Bond may, in the manner provided in the Indenture, make such demand in place of the Indenture Trustee. In the event of an Indenture Default of which the Secretary has actual knowledge, the Secretary, as provided in the Authorization Agreement, will publish notice in the Authorized Newspapers, which shall include "The Wall Street Journal" (all editions) and "The Journal of Commerce", of the occurrence of such Indenture Default within 30 days from the date of such Indenture Default unless demand for payment under the Guarantees shall previously have been made by the Indenture Trustee, but any failure to publish such notice or any defect therein shall not affect in any way any rights of the Indenture Trustee or any Holder of a Bond in respect of such Indenture Default.

        Within thirty (30) days from the date of any demand for payment of the Guarantees, the Secretary shall pay to the Indenture Trustee, as agent and attorney-in-fact for the Holders of the Outstanding Bonds (including this Bond), all of the unpaid interest to the date of such payment on, and the unpaid balance of the principal of, such Bonds in full, in United States currency in cash; provided that, in the case of a demand made as a result of a Payment Default, the Secretary shall not be required to make any such payment if within such thirty (30) day period (and prior to any payment of the Guarantees by the Secretary) the Secretary finds either that there was no Payment Default or that such Payment Default was remedied prior to the demand for payment of the Guarantees, in which event the Guarantees shall continue in full force and effect.

        The Holder of this Bond by the purchase and acceptance hereof, hereby irrevocably appoints the Indenture Trustee and each other Holder of any Outstanding Bond as agent and attorney-in-fact for the purpose of making any demand for payment of the Guarantees and (in the case of the Indenture Trustee) of receiving and distributing such payment; provided that no action or failure to act by the Indenture Trustee shall affect the right of the Holder of this Bond to take any action whatsoever permitted by law and not in violation of the terms of this Bond or of the Indenture.

        In the event of (a) a default, continued for twenty-five (25) days, in the payment of the principal of or interest on the Bonds (including this Bond) when due or (b) any default under the Security Agreements, the Mortgages or any related agreement between the Secretary and the Shipowner or between the Secretary and any Shipowner, the Secretary shall have the right to and may, in its discretion by written notice given to the Indenture Trustee on or after said twenty-five (25) day period or after such default but prior to receipt by the Secretary of a demand in accordance with the Indenture for payment under the Guarantees, assume all of the rights and obligations of the Shipowner under the Indenture and the Bonds and, if such default relates to the payment of the principal of and interest on the Bonds, make all payments then in default under the Bonds.

        Any amount payable by the Secretary under the Guarantees shall not be subject to any claim or defense of the United States of America, the Secretary, or others, whether by way of counter-claim, set-off, reduction or otherwise. Further, the Holder of this Bond shall have no right, title or interest in any collateral or security given by the Shipowner to the Secretary.

        After payment of the Guarantees by the Secretary to the Indenture Trustee, this Bond (1) if it has not then been surrendered for cancellation or canceled, shall represent only the right to receive payment in cash of an amount (less the amount, if any, required to be withheld in respect of transfer or other taxes on payments to the Holder of this Bond) equal to the unpaid principal amount hereof and the unpaid interest accrued hereon to the date on which the Secretary shall have paid the Guarantees in full in cash to the Indenture Trustee, (2) shall otherwise no longer constitute or represent an obligation of the Shipowner, and (3) shall not be entitled to any other rights or benefits provided in the Indenture, subject to Section 6.08 of the Indenture.

        The Bonds (including this Bond) may be prepaid or redeemed on any Payment Date upon the terms and conditions provided in the Indenture, in whole or in part, at the option of the Shipowner, at any time or from time to time upon at least fifteen (15) and not more than sixty (60) days’ prior notice and request given by the Shipowner as provided in the Indenture, in either case at a redemption price equal to one hundred percent (100%) of the principal amount thereof being so prepaid or redeemed, together with interest accrued thereon to the date fixed for redemption, plus the Make Whole Premium as described in the Indenture. No Make Whole Premium shall be owed in connection with any mandatory redemptions of this Bond, any redemptions of this Bond at the option of the Secretary, or any redemption of this Bond pursuant to any provisions of this Bond not set forth in this paragraph.

        This Bond is also subject to repayment, upon the terms and conditions provided in the Indenture and upon like notice, through the operation of a mandatory repayment schedule providing for the repayment of consecutive semi-annual installments, commencing on the earlier of (A) six (6) months after the Delivery Date and (B) June 30, 2002 (the “Initial Payment Date”), and semi-annually thereafter commencing with the date that is six months following the Initial Payment Date (each, a “Payment Date”) to and including the date that is no later than fifteen (15) years following the Delivery Date, at one hundred percent (100%) of the principal amount thereof plus interest accrued thereon to such date, of a principal amount equal to the applicable semiannual installments indicated below, and, on a date no later than fifteen (15) years after the Delivery Date of the Vessel the entire unpaid principal amount of this Bond shall be paid in full, together with all interest accrued thereon to such date, provided, however, that, notwithstanding the foregoing provisions of this paragraph, in case the principal amount of this Bond shall be reduced by reason of any prepayment or redemption described in the second immediately succeeding paragraph, the principal amount of this Bond to be repaid through the operation of the mandatory repayment schedule on each subsequent mandatory redemption date shall be subject to reduction as provided in the Indenture.

        The Bonds (including this Bond) are also subject to redemption, upon the terms and conditions provided in the Indenture, in whole or in part, at one hundred percent (100%) of the principal amount thereof plus interest accrued thereon to the date of redemption, upon at least thirty (30) and not more than sixty (60) days prior notice: (a) in the event that Bonds must be redeemed so that the principal amount of all Obligations Outstanding after such redemption will not exceed 87.5% of the depreciated actual cost or actual cost, as the case may be, of the Vessel financed by such Bonds, as determined by the Secretary, (b) in the event of an actual, constructive, agreed or compromised total loss of, or requisition of title to, or seizure or forfeiture of, the Vessel or (c) in the event that, after an assumption by the Secretary of this Bond, a purchaser of the Vessel from the Secretary does not assume all the rights and obligations of the Shipowner under the Indenture.

        The Bonds (including this Bond) may also be redeemed upon the terms and conditions provided in the Indenture, in whole or in part, at the option of the Secretary, at any time following an assumption of the Bonds and the Indenture by the Secretary and prior to any sale of the Vessel to a purchaser which assumes the Obligor’s rights and obligations under the Bonds and the Indenture, upon at least forty (40) and not more than sixty (60) days’ prior notice given as provided in the Indenture, at a Redemption Price equal to one hundred percent (100%) of the principal amount to be prepaid or redeemed plus interest accrued to the date fixed for redemption.

        Any optional prepayment or redemption shall be subject to the receipt of the prepayment or redemption monies by the Indenture Trustee or any Paying Agent. Bonds called for prepayment or redemption shall (unless the Shipowner shall cancel the proposed optional redemption) cease to bear interest on and after the date fixed for prepayment or redemption.

        As provided in the Indenture and to the extent permitted thereby, compliance by the Shipowner with any of the terms of the Indenture may be waived, and the Indenture and the rights and obligations of the Shipowner and the rights of the Holders of the Bonds (including this Bond) thereunder may be modified, at any time with the prior consent of the Secretary and, except as otherwise expressly provided in the Indenture, the consent of the Holders of at least sixty percent (60%) in principal amount of the Outstanding Bonds affected thereby in the manner and subject to the limitations set forth in the Indenture; provided that no such waiver or modification shall (1) without the consent of the Holder of each Bond affected thereby: (a) change the Stated Maturity or reduce the principal amount of any Bond, (b) extend the time of payment of, or reduce the rate of, interest thereon, (c) change the due date of or reduce the amount of any sinking fund or scheduled payment, (d) reduce any premium payable upon the redemption thereof or (e) change the coin or currency in which any Bond or the interest thereon is payable; or (2) without the consent of all Holders of Bonds: (v) terminate or modify any of the Guarantees or the obligations of the United States of America thereunder, (w) reduce the amount of any of the Guarantees, (x) eliminate, modify or condition the duties of the Indenture Trustee to demand payment of the Guarantees, (y) eliminate or reduce the eligibility requirements of the Indenture Trustee, or (z) reduce the percentage of principal amount of Bonds the consent of whose Holders is required for any such modification or waiver.

        The Indenture provides that the Bonds (including this Bond) shall no longer be entitled to any benefit provided therein if the Bonds shall have become due and payable at Maturity (whether by repayment, prepayment, redemption or otherwise) and funds sufficient for the payment thereof (including interest to the date fixed for such payment, together with any premium thereon) and available for such payment (1) shall be held by the Indenture Trustee or any Paying Agent, or (2) shall have been so held and shall thereafter have been paid to the Shipowner after having been unclaimed for 6 years after the date of maturity thereof (whether by redemption or otherwise) or the date of payment of the Guarantees, except for the right, if any, of the Holder to receive payment from the Shipowner of any amounts paid to the Shipowner as provided in clause (2) above of this sentence with respect to this Bond, all subject, however, to the provisions of Section 6.08 to the Indenture.

        This Bond is transferable by the registered Holder or by his duly authorized attorney, at the Corporate Trust Office of the Indenture Trustee, upon surrender or cancellation of this Bond, accompanied by an instrument of transfer in form satisfactory to the Shipowner and the Indenture Trustee, duly executed by the registered Holder hereof or his attorney duly authorized in writing, and thereupon a new, fully registered Bond or Bonds of like series and maturity for the same aggregate principal amount will be issued to the transferee in exchange therefor, each in the principal amount of One Thousand Dollars ($1,000) or any integral multiple thereof subject to the provisions of the Indenture. The Indenture provides that the Shipowner shall not be required to make transfers or exchanges of Bonds (1) for a period of fifteen (15) days immediately prior to an interest payment date or (2) after demand for payment of the Guarantees and prior to payment thereof or rescission of such demand as provided in Section 6.02(a) to the Indenture or (3) if all or any portion thereof has been selected for repayment, prepayment or redemption in whole or in part.

        The Shipowner, the Secretary, the Indenture Trustee and any office or agency for the payment of Bonds may deem and treat the person in whose name this Bond is registered as the absolute owner thereof for all purposes, and this rule may not be altered by any notice to the contrary to any of these entities, whether this Bond shall be past due or not.

        No recourse shall be had for the payment of principal of, or the interest or premium (if any) on, this Bond, or for any claim based hereon or on the Indenture, against any incorporator or any past, present or future subscriber to the capital stock, stock-holder, limited partner, member, officer or director of the Shipowner or of any successor corporation, as such, either directly or indirectly through the Shipowner or any such successor corporation, under any constitution, statute or rule of law or by the enforcement of any assessment, or otherwise, all such liability being expressly waived and released by the acceptance of this Bond and by the terms of the Indenture. So long as the Guarantee is in effect, there shall be no recourse against the Shipowner.

        Neither this Bond nor the Guarantee endorsed hereon shall be valid or become an obligation of the Shipowner for any purpose until the Indenture Trustee shall have fully signed the authentication certificate endorsed hereon.

        IN WITNESS WHEREOF, the Shipowner has caused this Bond to be duly executed by the manual or facsimile signatures of its duly authorized officers under its corporate seal or facsimile thereof.

Dated as of January 25, 2001.

ENSCO OFFSHORE COMPANY
By:
Title:
(SEAL)
Attest:

UNITED STATES GOVERNMENT GUARANTEED

SHIP FINANCING BOND, 7500 SERIES

6.36 % Sinking Fund Bond due December 1, 2015

Issued by

ENSCO OFFSHORE COMPANY

Mandatory Redemption Schedule

	Principal		Principal
Mandatory	Payment	Mandatory	Payment
Payment Date	Amount	Payment Date	Amount

June 1, 2001	$6,333,000	December 1, 2001	$6,333,000
June 1, 2002	$6,333,000	December 1, 2002	$6,333,000
June 1, 2003	$6,333,000	December 1, 2003	$6,333,000
June 1, 2004	$6,333,000	December 1, 2004	$6,333,000
June 1, 2005	$6,333,000	December 1, 2005	$6,333,000
June 1, 2006	$6,333,000	December 1, 2006	$6,333,000
June 1, 2007	$6,333,000	December 1, 2007	$6,333,000
June 1, 2008	$6,333,000	December 1, 2008	$6,333,000
June 1, 2009	$6,333,000	December 1, 2009	$6,333,000
June 1, 2010	$6,333,000	December 1, 2010	$6,333,000
June 1, 2011	$6,333,000	December 1, 2011	$6,333,000
June 1, 2012	$6,333,000	December 1, 2012	$6,333,000
June 1, 2013	$6,333,000	December 1, 2013	$6,333,000
June 1, 2014	$6,333,000	December 1, 2014	$6,333,000
June 1, 2015	$6,333,000	December 1, 2015	$6,343,000